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                                                                    EXHIBIT 99.2


                        CONSENT OF PROSPECTIVE DIRECTOR

     The undersigned hereby consents to the references made to him, as a person who will serve as a director of Novell, Inc. upon the consummation of the Merger, as defined in the Registration Statement on Form S-4 and the Prospectus and Proxy/Information Statement contained therein.


                                                  /s/  ALAN C. ASHTON

                                                       Alan C. Ashton